The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement        SUBJECT TO COMPLETION         June 9, 2008

Pricing Supplement dated June _, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)

================================================================================

[RBC LOGO]                                    $
                                Reverse Convertible Notes, each
                 Linked to the Common Stock of a Single Reference Stock Issuer


================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to forty six (46) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 June 25, 2008

Issuance Date:                June 30, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

 Coupon Payment Date (s):     The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.


Three Month Notes:

            Valuation Date:   September 25, 2008

             Maturity Date:   September 30, 2008


Six Month Notes:

            Valuation Date:   December 24, 2008

             Maturity Date:   December 30, 2008


Twelve Month Notes:

            Valuation Date:   June 25, 2009

             Maturity Date:   June 30, 2009

Reference Stock:

No.  Principal  Reference Stock                         Ticker  Coupon   Strike   Barrier   Term     Monitoring Method       CUSIP
---  ---------  ---------------                         ------  -------  ------   -------   ----     -----------------       -----
       Amount                                                     Rate    Price   Price
       ------                                                     ----    -----   -----
793     $[ ]    Apple Inc.                               AAPL    10.00%    $[ ]    75%    3 month   Close of Trading Day   78008GER9

794     $[ ]    American Capital Strategies, Ltd.        ACAS    12.00%    $[ ]    75%    3 month   Close of Trading Day   78008GES7

795     $[ ]    Aluminum Corporation of China  Limited   ACH     14.75%    $[ ]    75%    3 month   Close of Trading Day   78008GET5

796     $[ ]    Alpha Natural Resources, Inc.            ANR     21.25%    $[ ]    70%    3 month   Close of Trading Day   78008GEU2

797     $[ ]    Peabody Energy Corporation               BTU     20.50%    $[ ]    75%    3 month   Close of Trading Day   78008GEV0

798     $[ ]    Continental Resources, Inc.              CLR     18.75%    $[ ]    70%    3 month   Close of Trading Day   78008GEW8

799     $[ ]    Encore Acquisition Company               EAC     10.75%    $[ ]    70%    3 month   Close of Trading Day   78008GEX6

800     $[ ]    General Motors Corporation                GM     17.75%    $[ ]    60%    3 month   Close of Trading Day   78008GEY4

801     $[ ]    General Motors Corporation                GM     21.50%    $[ ]    65%    3 month   Close of Trading Day   78008GEZ1

803     $[ ]    Medarex, Inc.                            MEDX    18.25%    $[ ]    70%    3 month   Close of Trading Day   78008GFB3

804     $[ ]    Petroleo Brasileiro S.A.                 PBR     14.00%    $[ ]    80%    3 month   Close of Trading Day   78008GFC1

805     $[ ]    Companhia Vale do Rio Doce S.A.          RIO     13.00%    $[ ]    80%    3 month   Close of Trading Day   78008GFD9

806     $[ ]    Companhia Siderurgica Nacional S.A.      SID     14.00%    $[ ]    80%    3 month   Close of Trading Day   78008GFE7

807     $[ ]    Wells Fargo & Company                    WFC     11.75%    $[ ]    80%    3 month   Close of Trading Day   78008GGP1

808     $[ ]    Apple Inc.                               AAPL    12.25%    $[ ]    70%    6 month   Close of Trading Day   78008GFF4

809     $[ ]    General Cable Corporation                BGC     10.50%    $[ ]    65%    6 month   Close of Trading Day   78008GFG2

810     $[ ]    Cal-Maine Foods, Inc.                    CALM    15.25%    $[ ]    50%    6 month   Close of Trading Day   78008GFH0

811     $[ ]    Diana Shipping Inc.                      DSX     15.50%    $[ ]    65%    6 month   Close of Trading Day   78008GFJ6

812     $[ ]    General Motors Corporation                GM     14.00%    $[ ]    50%    6 month   Close of Trading Day   78008GFK3

813     $[ ]    General Motors Corporation                GM     22.75%    $[ ]    60%    6 month   Close of Trading Day   78008GFL1

814     $[ ]    Halliburton Company                      HAL      8.50%    $[ ]    75%    6 month   Close of Trading Day   78008GFM9

815     $[ ]    IntercontinentalExchange Inc.            ICE     12.75%    $[ ]    70%    6 month   Close of Trading Day   78008GFN7

816     $[ ]    Leucadia National Corporation            LUK      9.25%    $[ ]    80%    6 month   Close of Trading Day   78008GFP2

817     $[ ]    Medarex, Inc.                            MEDX    20.00%    $[ ]    65%    6 month   Close of Trading Day   78008GFQ0

818     $[ ]    Monsanto Company                         MON     14.75%    $[ ]    70%    6 month   Close of Trading Day   78008GFR8

819     $[ ]    Sirius Satellite Radio Inc.              SIRI    17.75%    $[ ]    70%    6 month   Close of Trading Day   78008GFS6

820     $[ ]    Advanced Micro Devices, Inc.             AMD     19.00%    $[ ]    70%    12 month  Close of Trading Day   78008GFU1

821     $[ ]    Celgene Corporation                      CELG    10.00%    $[ ]    70%    12 month  Close of Trading Day   78008GFY3

822     $[ ]    Dynegy Inc.                              DYN     10.75%    $[ ]    70%    12 month  Close of Trading Day   78008GGA4

823     $[ ]    Foster Wheeler Ltd.                      FWLT    12.25%    $[ ]    65%    12 month  Close of Trading Day   78008GGB2

824     $[ ]    The Goldman Sachs Group, Inc.             GS     11.00%    $[ ]    80%    12 month  Close of Trading Day   78008GGD8

825     $[ ]    International Game Technology            IGT     11.00%    $[ ]    80%    12 month  Close of Trading Day   78008GGE6

826     $[ ]    Lowe's Companies Inc.                    LOW      9.75%    $[ ]    80%    12 month  Close of Trading Day   78008GGF3

827     $[ ]    Quanta Services, Inc.                    PWR     11.00%    $[ ]    70%    12 month  Close of Trading Day   78008GGH9

828     $[ ]    Research In Motion Limited               RIMM    13.75%    $[ ]    65%    12 month  Close of Trading Day   78008GGJ5

829     $[ ]    Terex Corporation                        TEX     12.00%    $[ ]    65%    12 month  Close of Trading Day   78008GGK2

830     $[ ]    Wells Fargo & Co                         WFC     10.00%    $[ ]    70%    12 month  Close of Trading Day   78008GGL0

831     $[ ]    AAR Corp.                                AIR     12.50%    $[ ]    80%    12 month  Close of Trading Day   78008GFT4

832     $[ ]    Amazon.com, Inc.                         AMZN    14.50%    $[ ]    80%    12 month  Close of Trading Day   78008GFV9

833     $[ ]    Belden Inc.                              BDC     10.50%    $[ ]    80%    12 month  Close of Trading Day   78008GFW7

834     $[ ]    Chesapeake Energy Corporation            CHK     11.25%    $[ ]    80%    12 month  Close of Trading Day   78008GFZ0

835     $[ ]    Google Inc.                              GOOG     9.25%    $[ ]    80%    12 month  Close of Trading Day   78008GGC0

836     $[ ]    NII Holdings Inc.                        NIHD    13.50%    $[ ]    80%    12 month  Close of Trading Day   78008GGG1

837     $[ ]    Peabody Energy Corporation               BTU     15.75%    $[ ]    80%    12 month  Close of Trading Day   78008GFX5

839     $[ ]    Research In Motion Limited               RIMM    15.00%    $[ ]    75%     3 month  Close of Trading Day   78008GGR7

840     $[ ]    Petroleo Brasileiro S.A.                 PBR     13.00%    $[ ]    75%     6 month  Close of Trading Day   78008GGS5

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the
                                   Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading
                                   Day Monitoring, on any day during the
                                   Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is__%. The price to purchasers of six (6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.



The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon#                                   100%                          [ ]%                         [ ]%
                                          $[ ]                          $[ ]                         $[ ]




                         RBC Capital Markets Corporation
                                  June _, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing         If the closing
                                  market price of the    market price of the
                                    Reference Stock        Reference Stock
                                  does not fall below      falls below the
                                  the Barrier Price on     Barrier Price on
                                   any day during the     any day during the     Hypothetical
                                   Monitoring Period:      Monitoring Period:      Physical
                                                                                   Delivery        Hypothetical
                                     Hypothetical            Hypothetical          Amount as      Cash Delivery
      Hypothetical Final              Payment at              Payment at           Number of        Amount as
   Share Price as Percentage         Maturity as             Maturity as         Shares of the    Percentage of
              of                    Percentage of           Percentage of          Reference        Principal
      Initial Share Price          Principal Amount        Principal Amount          Stock            Amount
      -------------------          ----------------        ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (AAPL) 78008GER9: [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]%% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ACAS) 78008GES7: [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ACH) 78008GET5: [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ANR) 78008GEU2: [ ]% of each stated interest payment (21.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BTU) 78008EGV0: [ ]% of each stated interest payment (20.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CLR) 78008GEW8: [ ]% of each stated interest payment (18.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (EAC) 78008GEX6: [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM) 78008GEY4: [ ]% of each stated interest payment (17.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM) 78008GEZ1: [ ]% of each stated interest payment (21.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MEDX) 78008GFB3: [ ]% of each stated interest payment (18.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PBR) 78008GFC1: [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RIO) 78008GFD9: [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]%of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SID) 78008GFE7: [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFC) 78008GGP1: [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RIMM) 78008GGR7: [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL) 78008GFF4: [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BGC) 78008GFG2: [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CALM) 78008GFH0: [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DSX) 78008GFJ6: [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]%of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM) 78008GFK3: [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM) 78008GFL1: [ ]% of each stated interest payment (22.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HAL) 78008GFM9: [ ]% of each stated interest payment (8.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ICE) 78008GFN7: [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LUK) 78008GFP2: [ ]% of each stated interest payment (9.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MEDX) 78808GFQ0: [ ]% of each stated interest payment (20.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MON) 78808GFR8: [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SIRI) 78008GFS6: [ ]% of each stated interest payment (17.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PBR) 78008GGS5: [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMD) 78008GFU1: [ ]% of each stated interest payment (19.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CELG) 78008GFY3: [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DYN) 78008GGA4: [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FWLT) 78008GGB2: [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GS) 78008GGD8: [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (IGT) 78008GGE6: [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LOW) 78008GGF3: [ ]% of each stated interest payment (9.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PWR) 78008GGH9: [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RIMM) 78008GGJ5: [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TEX) 78008GGK2: [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFC) 78008GGL0: [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AIR) 78008GFT4: [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMZN) 78008GFV9: [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BDC) 78008GFW7: [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CHK) 78008GFZ0: [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GOOG) 78008GGC0: [ ]% of each stated interest payment (9.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NIHD) 78008GGG1: [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BTU) 78008GFX5: [ ]% of each stated interest payment (15.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o American Capital Strategies, Ltd. (American Capital) is an alternative asset management company. The Company is engaged in providing capital to middle market companies with sales between $10 million and $750 million. American Capital primarily invests in senior debt, mezzanine debt and equity in the buyouts of private companies sponsored by the Company, the buyouts of private companies sponsored by other private equity firms and provides capital directly to early stage and mature private and small public companies. American Capital invests up to $800 million in a single middle market transaction in North America. It also invests in commercial mortgage-backed securities (CMBS), commercial collateralized loan obligation (CLO) securities and collateralized debt obligation (CDO) securities, and invests in alternative asset funds managed by itself. American Capital is also an alternative asset manager with $17 billion of assets under management as of December 31, 2007.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-34057

     o Aluminum Corporation of China Limited (Chalco), along with its subsidiaries, is engaged in the exploration and production of bauxite; and the production, sales and research of alumina, primary aluminum and aluminum-fabricated products. The principal products of the Company include alumina, primary aluminum, aluminum fabricated products, gallium and carbon. The Company operates in two segments:
          Alumina segment and Primary aluminum segment. On April 24, 2007, the Company issued shares in exchange for the remaining 72% shares owned by the other shareholders of Lanzhou Aluminum. During the year ended December 31, 2007, the Company distributed approximately 6.03 million metric tons of aluminum oxide as well as 3.09 million metric tons of virgin aluminum in the overseas markets. The Company is headquartered in Beijing, China.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15264

     o Alpha Natural Resources, Inc. is an Appalachian coal supplier. The Company produces, processes and sells steam and metallurgical coal from eight regional business units, which, as of December 31, 2007, are supported by 32 active underground mines, 26 active surface mines and 11 preparation plants located throughout Virginia, West Virginia, Kentucky, and Pennsylvania, as well as a road construction business in West Virginia and Virginia that recovers coal. The Company is also involved in the purchase and resale of coal mined by others. In 2007, the Company sold a total of 28.5 million tons of steam and metallurgical coal. It owned or leased 617.5 million tons of coal reserves. On December 28, 2006, the Company's subsidiary, Palladian Lime, LLC (Palladian) acquired a 94% ownership interest in Gallatin Materials LLC (Gallatin). On June 29, 2007, it acquired certain coal mining assets in western West Virginia from Arch Coal, Inc. known as Mingo Logan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32423

     o Peabody Energy Corporation (Peabody) is a coal company. During the year ended December 31, 2007, the Company sold 237.8 million tons of coal. It sells coal to over 340 electricity generating and industrial plants in 19 countries. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal operations located throughout all the United States coal producing regions and in Australia. In addition, it owns a minority interest in one Venezuelan mine, through a joint venture arrangement. Most of the production in the western United States is low-sulfur coal from the Powder River Basin. Peabody owns and operates six mines in Queensland, Australia, and five mines in New South Wales, Australia. During 2007, the Company generated 89% of its production from non-union mines. On October 31, 2007, Peabody spun-off portions of its Eastern United States Mining operations business segment to form Patriot Coal Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Continental Resources, Inc. is an independent oil and natural gas exploration and production company with operations in the Rocky Mountain, Mid-Continent and Gulf Coast regions of the United States. The Company focuses its exploration activities in new or developing plays that provide it with the opportunity to acquire undeveloped acreage positions for future drilling operations. During the year ended December 31, 2007, approximately 82% of the Company's estimated proved reserves were located in the Rocky Mountain region. As of December 31, 2007, its estimated proved reserves were 134.6 million barrels of oil equivalent (MMBoe), with estimated proved developed reserves of 101.2 MMBoe, or 75% of its total estimated proved reserves. Crude oil comprised 77% of its total estimated proved reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32886

     o Encore Acquisition Company (Encore) is engaged in the acquisition and development of oil and natural gas reserves from onshore fields in the United States. The Company's properties and oil and natural gas reserves are located in four core areas: the Cedar Creek Anticline
          (CCA) in the Williston Basin of Montana and North Dakota; the Permian Basin of West Texas and Southeastern New Mexico; the Rockies, which includes non-CCA assets in the Williston, Big Horn and Powder River Basins of Montana, North Dakota, and Wyoming, and the Paradox Basin of southeastern Utah, and the Mid-Continent area, which includes the Arkoma and Anadarko Basins of Oklahoma, the North Louisiana Salt Basin, and the East Texas Basin. In April 2007, the Company completed the acquisition of the oil and natural gas properties in the Williston Basin from subsidiaries of Anadarko Petroleum Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16295

     o General Motors Corporation (GM) is engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets vehicles worldwide through its four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). Also, its finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC LLC and General Motors Acceptance Corporation, or
          GMAC). GMAC was a wholly owned subsidiary until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC to a consortium of investors (GMAC Transaction). GMAC provides a range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043

     o Medarex Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of fully human antibody-based therapeutic product candidates. As of December 31, 2007, over 40 antibody product candidates generated from the Company's UltiMAb technology are in human clinical trials, or have had regulatory applications submitted for such trials. Eight of the advanced product candidates, in which Medarex has an economic interest through co-promotion/profit sharing rights, royalties and/or equity ownership, are in Phase III clinical trials or the subject of regulatory applications for marketing authorization. Seven of these late-stage product candidates were generated through the use of its UltiMAb technology. In addition to the antibody candidates in Phase III trials, multiple product candidates in Phase II, Phase I and preclinical testing are being developed by Medarex alone, by Medarex jointly with its partners, or separately by its partners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-19312

     o Petroleo Brasileiro SA - Petrobras (Petrobras) is a Brazil-based holding company is engaged in the exploration, exploitation and production of oil from reservoir wells, shale and other rocks, and in the refining, processing, trade and transport of oil and oil products, natural gas and other fluid hydrocarbons, in addition to other energy related activities. Petrobras has 109 production platforms and 15 refineries. It operates 31,089 kilometers of pipelines. The Company has various subsidiaries: Petrobras Distribuidora SA - BR, which is involved in the distribution and commercialization of oil products and natural gas, and Petrobras Netherlands BV - PNBV, which is active in the purchase, sale and rent of equipment and platforms for the production of oil and gas. Petrobras operates in Brazil, Argentina, Mexico, Portugal, the United States, Peru and Turkey, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Companhia Vale do Rio Doce (Vale) is a metals and mining company. The Company is also a producer of iron ore and iron ore pellets. It also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. Vale operates logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with its mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses. The Company's principal nickel mines and processing operations are carried out by its subsidiary Vale Inco Limited (Vale
          Inco), with mining operations in Canada and Indonesia. Vale operates or have interests in nickel refining facilities in the United Kingdom, Japan, Taiwan, South Korea and China. In April 2007, Vale acquired 100% of AMCI Holdings Australia Pty and formally renamed it Vale Australia Holdings (Vale Australia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631

     o Companhia Siderurgica Nacional (CSN) is a Brazil-based company engaged in the production and commercialization of steel. The Company's main industrial plant is located in the Brazilian municipality of Volta Redonda, which is located in the state of Rio de Janeiro. CSN is also involved in the manufacture of cement. It operates both on the domestic and international markets. The Company's subsidiaries include CSN Energy, CSN Export, CSN Panama, CSN Steel, CSN Cimentos and CSN Gestao de Recursos Financeiros. CSN is listed on the Sao Paulo and New York Stock Exchanges. In addition, it produces granulates, sinter and pellet feed, through its own iron ore mine.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14732

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. The Company operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for seamless access to time-sensitive information including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. RIM's portfolio of products, services and embedded technologies are used by organizations worldwide and include the BlackBerry wireless solution, software development tools, and other software and hardware. RIM operates offices in North America, Europe and Asia Pacific.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o General Cable Corporation is engaged in developing, designing, manufacturing, marketing, distributing and installing copper, aluminum and fiber optic wire and cable products. The segments of the Company consist of North America, Europe and North Africa, and Rest of World
          (ROW), which consists of operations in Latin America, Sub-Saharan Africa, Middle East and Asia Pacific. On October 31, 2007, the Company completed the acquisition of Freeport-McMoRan Copper and Gold, Inc., which operated as Phelps Dodge International Corporation (PDIC). In April 2007, the Company completed the acquisition of Norddeutsche Seekabelwerke GmBH& Co. (NSW). It also completed the acquisition of E.C.N. Cable Group S.L. (ECN) in August 2006. The products of the Company include electric utility products, electrical infrastructure products, construction products, communication products and rod mill products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12983

     o Cal-Maine Foods, Inc. is the producer and marketer of shell eggs in the United States. The Company's primary business is the production, grading, packaging, marketing and distribution of shell eggs. The Company is also the producer and marketer of specialty shell eggs in the United States. Specialty shell eggs include reduced cholesterol, cage free and organic eggs. During the fiscal year ended June, 2, 2007 (fiscal 2007), specialty shell eggs represented approximately 15% of the Company's shell egg dollar sales. The Company also produces, markets and distributes private label specialty shell eggs to several customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-04892

     o Diana Shipping Inc., incorporated in March 1999, is a global provider of shipping transportation services. The Company is engaged in transporting dry bulk cargoes, including commodities as iron ore, coal, grain and other materials along global shipping routes. The Company's fleet consists of 19 dry bulk carriers, of which 13 are Panamax and six are Capesize dry bulk carriers, having a combined carrying capacity of approximately two million deadweight tons and a weighted average age of 3.5 years. During the year ended December 31, 2007, the Company had a fleet utilization of 99.3%.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32458

     o Halliburton Company provides a variety of services and products to customers in the energy industry. The Company operates under two divisions: the Completion and Production segment, and the Drilling and Evaluation segment. It offers a suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. Halliburton Company serves national and independent oil and gas companies throughout the world. In July 2007, the Company acquired the entire share capital of PSL Energy Services Limited (PSLES), an eastern hemisphere provider of process, pipeline, and well intervention services. PSLES has operational bases in the United Kingdom, Norway, the Middle East, Azerbaijan, Algeria and Asia Pacific. In January 2007, Halliburton Company acquired all intellectual property, current assets and existing business associated with Calgary-based Ultraline Services Corporation (Ultraline), a division of Savanna Energy Services Corp.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03492

     o IntercontinentalExchange, Inc. (IntercontinentalExchange) is an operator of regulated futures exchanges, as well as global over-the-counter (OTC) markets. It offers an integrated electronic platform for side-by-side trading of energy products in futures and both cleared and bilateral OTC markets. Through its electronic trading platform, the Company's marketplace brings together buyers and sellers of derivative and physical commodities and financial contracts and its participants to optimize their trading, risk management and hedging operations. The Company's operation has three segments: futures business segment, OTC business segment and market data business segment. On January 12, 2007, the Company acquired Intercontinental Exchange (ICE), Futures United States and on August 27, 2007, it acquired ICE Futures Canada. On July 9, 2007, the Company acquired the trading business assets of ChemConnect Inc. and On October 1, 2007, it acquired Chatham Energy.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32671

     o Leucadia National Corporation (Leucadia) is a diversified holding company engaged in a variety of businesses, including manufacturing, telecommunications, property management and services, gaming entertainment, real estate activities, medical product development and winery operations. The Company also owns equity interests in operating businesses and investment partnerships, including a broker-dealer engaged in making markets and trading of high yield and special situation securities, land-based contract oil and gas drilling, real estate activities and development of a copper mine in Spain. The

          Company's operating segments include Manufacturing, Telecommunications, Property Management and Services, Domestic Real Estate, Medical Product Development and Other Operations. In June 2007, the Company completed the acquisition of ResortQuest International, Inc. In March 2007, the Company's 75% owned subsidiary, STi Prepaid, LLC, acquired the assets of Telco Group, Inc. and its affiliates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05721

     o Monsanto Company (Monsanto), along with its subsidiaries, is a global provider of agricultural products for farmers. The Company's seeds, biotechnology trait products, and herbicides provide farmers with solutions that improve productivity, reduce the costs of farming, and produce better foods for consumers and better feed for animals. It has two segments: Seeds and Genomics and Agricultural Productivity. Through its Seeds and Genomics segment, it produces seed brands, including DEKALB, Asgrow, D&PL, Deltapine and Seminis, and it develops biotechnology traits that assist farmers in controlling insects and weeds. It also provides other seed companies with genetic material and biotechnology traits for their seed brands. Through its Agricultural Productivity segment, the Company manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167

     o Sirius Satellite Radio Inc. is a satellite radio provider in the United States. The Company offers over 130 channels to its subscribers, 69 channels of 100% commercial-free music and 65 channels of sports, news, talk, entertainment, traffic, weather and data content. Its primary source of revenue is subscription fees, with most of its customers subscribing to SIRIUS on either an annual, semi-annual, quarterly or monthly basis. As of December 31, 2007, the Company had 8,321,785 subscribers. In addition, it derives revenue from activation fees, the sale of advertising on its non-music channels, and the direct sale of SIRIUS radios and accessories. The Company's subscribers receive its service through SIRIUS radios, which are sold primarily by its Website and automakers, consumer electronics retailers and mobile audio dealers. Various brands of SIRIUS radios are Best Buy, Circuit City, Costco, Crutchfield, Sam's Club, Target and Wal-Mart and through RadioShack.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-24710

     o Advanced Micro Devices, Inc. (AMD) is a global semiconductor company with facilities around the world. The Company offers primarily x86 microprocessors, for the commercial and consumer markets, embedded microprocessors for commercial, commercial client and consumer markets and chipsets for desktop and notebook personal computers (PCs), professional workstations and servers; graphics, video and multimedia products for desktop and notebook computers, including home media PCs, professional workstations and servers, and products for consumer electronic devices, such as mobile phone and digital televisions and technology for game consoles.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07882

     o Celgene Corporation is an integrated biopharmaceutical company. The Company is primarily engaged in the discovery, development and commercialization of therapies designed to treat cancer and immune-inflammatory-related diseases. The Company's lead product is REVLIMID (lenalidomide) and THALOMID. REVLIMID was approved by the United States Food and Drug Administration (FDA), the European Commission, Swiss Agency for Therapeutic Products and Australian Therapeutic Goods Administration, for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy. THALOMID was approved by the FDA for treatment in combination with dexamethasone of patients with diagnosed multiple myeloma and is also approved for the treatment and suppression of cutaneous manifestations of erythema nodosum leprosum, an inflammatory complication of leprosy. In March 2008, Celgene Corporation completed the acquisition of Pharmion Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-16132

     o Dynegy Inc. (Dynegy) is engaged in the production and selling of electric energy, capacity and ancillary services from the fleet of 29 operating power plants in 13 states totaling nearly 20,000 megawatt of generating capacity. The Company conducts its operations through its subsidiary, Dynegy Holdings Inc. (DHI). The segments of the Company include the Midwest segment (GEN-MW), the West segment (GEN-WE) and the Northeast segment (GEN-NE). Dynegy sells electric energy, capacity and ancillary services on a wholesale basis from the power generation facilities. During the year ended December 31, 2007, Dynegy completed the LS Power combination, through which it acquired 10 power generation facilities (approximately 8,000 megawatt). Dynegy owns an approximate 37% interest in PPEA Holding Company LLC (PPEA). The Customer Risk Management (CRM) consists of physical natural gas supply contracts, natural gas transportation contracts and power trading positions.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33443

     o Foster Wheeler Limited operates through two business groups, the Global Engineering & Construction Group (Global E&C Group) and the Global Power Group. The Global E&C Group, which operates globally, designs, engineers and constructs onshore and offshore upstream oil and gas processing facilities, natural gas liquefaction facilities and receiving terminals, gas-to-liquids facilities, oil refining, chemical and petrochemical, pharmaceutical and biotechnology facilities and related infrastructure, including power generation and distribution facilities, and gasification facilities. The Global Power Group designs, manufactures and erects steam generating and auxiliary equipment for electric power generating stations and industrial facilities globally. In February 2008, the Company completed the acquisition of Biokinetics. On April 7, 2006, the Company completed the purchase of the remaining 51% interest in MF Power.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31305

     o The Goldman Sachs Group, Inc. (Goldman Sachs) is a global investment banking, securities and investment management firm that provides a range of services worldwide to a client base that includes corporations, financial institutions, governments and high-net-worth individuals. Its activities are divided into three segments:
          Investment Banking, Trading and Principal Investments, and Asset Management and Securities Services. Investment Banking and Asset Management and Securities Services each represented 16% of net revenues during the fiscal year ended November 30, 2007 (fiscal 2007). Trading and Principal Investments represented 68% of net revenues in fiscal 2007. On December 11, 2007, Credit-Based Asset Servicing and Securitization LLC, a sub-prime mortgage investor, sold its Litton Loan Servicing business to Goldman Sachs. In June 2008, the Company's division, Goldman Sachs Urban Investment Group, and Cordova, Smart & Williams, LLC announced the acquisition of H2O Plus, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14965

     o International Game Technology (IGT) is a global company specializing in the design, manufacture and marketing of computerized gaming equipment, network systems, licensing and services. The Company derives its revenue from the distribution of electronic gaming equipment and network systems, related services and licensing of intellectual property (IP). IGT operates in two segments: North America and International. North America includes the Company's operations in the United States and Canada. During the fiscal year ended September 30, 2007 (fiscal 2007), North America comprised 77% of IGT's consolidated revenues. International encompasses all other IGT operations worldwide, comprising 23% of consolidated revenues in fiscal 2007. In June 2007, the Company acquired Digideal Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10684

     o Lowe's Companies, Inc. is a home improvement retailer, with specific emphasis on retail do-it-yourself (DIY) customers, do-it-for-me (DIFM) customers, who utilize its installation services, and commercial business customers. The Company offers a line of products and services for home decorating, maintenance, repair, remodeling and property maintenance. As of February 1, 2008, it operated 1,534 stores in 50 states and Canada, with 174 million square feet of retail selling space. Lowe's Companies, Inc. serves homeowners, renters and commercial business customers. Homeowners and renters primarily consist of do-it-yourselfers, and others buying for personal and family use. Commercial business customers include repair and remodeling contractors, electricians, landscapers, painters, plumbers, and commercial and residential property maintenance professionals, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07898

     o Quanta Services, Inc. (Quanta) is a provider of specialty contracting services, offering end-to-end network solutions to the electric power, gas, telecommunications, cable television and specialty services industries. In the Company's consolidated revenues during the year ended December 31, 2007, 57% was attributable to electric power work, 14% to gas work, 17% to telecommunications and cable television work and 12% to ancillary services, such as inside electrical wiring, intelligent traffic networks, fueling systems, cable and control systems for light rail lines, airports and highways and specialty rock trenching, directional boring and road milling for industrial and commercial customers. In August 2007, Quanta completed the acquisition of InfraSource Services, Inc. As a result, InfraSource Services, Inc. became a wholly owned subsidiary of Quanta.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13831

     o Terex Corporation (Terex) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining and utility industries. The Company operates in five segments: Terex Aerial Work Platforms, Terex Construction, Terex Cranes, Terex Materials Processing & Mining and Terex Roadbuilding, Utility Products and Other. In November 2007, it acquired Superior Highwall Miners, Inc. (SHM). In December 2007, it acquired a controlling share of its ongoing joint venture, Terex Vectra Equipment, which builds loader-backhoes, skid steer loaders and compaction rollers at a facility occupying 36 acres in Greater Noida, Utter Pradesh, India. On January 8, 2008, it acquired Phoenix Equipment. In March 2008, the Company acquired A.S.V., Inc. A.S.V., Inc. became part of the Terex Construction segment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10702

     o AAR CORP. (AAR) is a diversified provider of products and services to the worldwide aviation and defense industries. AAR conducts its business activities through six principal operating subsidiaries: AAR Parts Trading, Inc., AAR Aircraft & Engine Sales & Leasing, Inc., AAR Services, Inc., AAR Aircraft Services, Inc., AAR Manufacturing, Inc. and AAR International, Inc. Its international business activities are conducted primarily through AAR International, Inc. The Company organizes its activities in four business segments: Aviation Supply Chain; Maintenance, Repair and Overhaul; Structures and Systems, and Aircraft Sales and Leasing. On January 12, 2007, the Company acquired substantially all of the assets of Reebaire Aircraft, Inc., a regional aircraft maintenance, repair and overhaul company located in Hot Springs, Arkansas. The acquired business will operate under the name AAR Aircraft Services-Hot Springs. In March 2008, AAR acquired Avborne Heavy Maintenance, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06263

     o Amazon.com, Inc. (Amazon.com) operates retail Websites, which enables its consumer customers to find and discover anything they might want to buy online. The Company's retail Websites include www.amazon.de, www.amazon.fr, www.amazon.co.jp, www.amazon.co.uk and the Joyo Amazon Websites at www.joyo.cn and www.amazon.cn. Amazon.com has organized its operations into two principal segments: North America and International. The North America segment includes Websites, such as www.amazon.com , www.amazon.ca , www.shopbop.com and www.endless.com. The International segment includes www.amazon.co.uk , www.amazon.de , www.amazon.co.jp and www.amazon.fr. In March 2008, the Company announced the completion of its acquisition of Audible, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o Belden Inc. (Belden), formerly known as Belden CDT Inc., designs, manufactures and markets signal transmission solutions, including cable, connectivity and active components for applications in markets ranging from industrial automation to data centers, broadcast studios and aerospace. The Company produces and sells electronic cables, connectors and other products. It has different cable products within various cable configurations, including copper cables, including shielded and unshielded twisted pair cables, coaxial cables, stranded cables, and ribbon cables; fiber optic cables, which transmit light signals through glass or plastic fibers, and composite cable configurations, which are combinations of multiconductor, coaxial, and fiber optic cables jacketed together or otherwise joined together. During the year ended December 31, 2007, Belden completed three acquisitions: Hirschmann Automation and Control GmbH, LTK Wiring Co. Ltd. and Lumberg Automation Components.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-42911

     o Chesapeake Energy Corporation is a producer of natural gas in the United States (first among independents). It owns interests in approximately 38,500 producing oil and natural gas wells that are producing approximately 2.2 billion cubic feet equivalent (bcfe), per day, 92% of which is natural gas. Its operations are located in the Mid-Continent region, which includes Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle; the Forth Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana, and the South Texas and Texas Gulf Coast regions. In July 2007, the Company announced the acquisition of Kerr-McGee Tower from Anadarko Petroleum Corporation and subsequent sale of the tower to SandRidge Energy, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Google Inc. maintains an index of Websites and other online content, and makes this information freely available to anyone with an Internet connection. The Company's automated search technology helps people obtain nearly instant access to relevant information from its online index. Google generates revenue primarily by delivering online advertising. Businesses use its AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party Websites that comprise the Google Network use its AdSense program to deliver relevant ads that generate revenue and enhance the user experience. In September 2007, Google completed the acquisition of Postini, Inc., a provider of information security and compliance solutions. In March 2008, the Company completed the acquisition of DoubleClick, which offers online advertisement serving and management technology to advertisers, Web publishers and advertisement agencies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33349

     o NII Holdings, Inc. (NII Holdings) provides digital wireless communication services primarily targeted at meeting the needs of business customers through operating companies located in selected Latin American markets. The Company's principal operations are in major business centers and related transportation corridors of Mexico, Brazil, Argentina and Peru. It also provides digital services on a limited basis in Santiago, Chile. NII Holdings uses a transmission technology called integrated digital enhanced network (iDEN) technology, developed by Motorola, Inc., to provide its digital mobile services on 800 megahertz spectrum holdings in all of its digital markets. The Company's product line includes Nextel Direct Connect, wireless data solutions and Nextel Online, handsets and international roaming services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-32421

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the second, third and fourth calendar quarters of 2004, the four quarters of 2005, 2006 and 2007, the first quarter of 2008 as well as for the period from April 1, 2008 through June 6, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Apple Inc (AAPL)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                17.095                  12.745                   16.27
     7/1/2004             9/30/2004                19.635                  14.37                    19.375
    10/1/2004            12/31/2004                34.785                  18.825                   32.2

     1/1/2005             3/31/2005                45.44                   31.3                     41.67
     4/1/2005             6/30/2005                44.45                   33.11                    36.81
     7/1/2005             9/30/2005                54.56                   36.29                    53.61
    10/1/2005            12/30/2005                75.46                   47.87                    71.89

     1/1/2006             3/31/2006                86.4                    57.67                    62.72
     4/1/2006             6/30/2006                73.8                    55.41                    57.27
     7/1/2006             9/29/2006                77.78                   50.16                    76.98
    9/30/2006            12/29/2006                93.159                  72.6                     84.84

     1/1/2007             3/30/2007                97.8                    81.9                     92.91
    3/31/2007             6/29/2007               127.61                   89.6                    122.04
    6/30/2007             9/28/2007               155                     111.62                   153.47
    9/29/2007            12/31/2007               202.96                  150.63                   198.08

     1/1/2008             3/31/2008               200.26                  115.44                   143.5
     4/1/2008              6/6/2008               192.24                  143.61                   185.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      American Capital Strategies Lt (ACAS)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                33.65                   24.7                     28.02
     7/1/2004             9/30/2004                32.3                    27.54                    31.34
    10/1/2004            12/31/2004                33.6                    29.23                    33.35

     1/1/2005             3/31/2005                35.7                    29.51                    31.41
     4/1/2005             6/30/2005                36.49                   31.01                    36.11
     7/1/2005             9/30/2005                39.61                   34.24                    36.66
    10/1/2005            12/30/2005                39.1                    34.65                    36.21

     1/1/2006             3/31/2006                37.8                    34.4                     35.16
     4/1/2006             6/30/2006                35.5                    29.65                    33.48
     7/1/2006             9/29/2006                39.74                   33.04                    39.47
    9/30/2006            12/29/2006                46.45                   38.72                    46.26

     1/1/2007             3/30/2007                49.96                   39.3                     44.31
    3/31/2007             6/29/2007                49.45                   40.83                    42.52
    6/30/2007             9/28/2007                46.99                   35                       42.73
    9/29/2007            12/31/2007                46.13                   32.3638                  32.96

     1/1/2008             3/31/2008                37.855                  26.15                    34.16
     4/1/2008              6/6/2008                35.84                   28.51                    30.95


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Aluminum Corp of China (ACH)
                                (Dec-01 - Dec-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                23.0625                 11.3                     13.6025
     7/1/2004             9/30/2004                16.8375                 10.5725                  16.59
    10/1/2004            12/31/2004                17.4825                 13.9375                  14.6375

     1/1/2005             3/31/2005                16.65                   12.73                    14.63
     4/1/2005             6/30/2005                15.3575                 12.4125                  13.7425
     7/1/2005             9/30/2005                15.865                  13.2775                  15.6925
    10/1/2005            12/30/2005                19.8                    14.31                    19.085

     1/1/2006             3/31/2006                27.9                    18.575                   26.18
     4/1/2006             6/30/2006                27.6                    15.89                    18.675
     7/1/2006             9/29/2006                19.6875                 15.66                    15.93
    9/30/2006            12/29/2006                24.35                   15.5275                  23.5

     1/1/2007             3/30/2007                27.41                   21.5                     25.99
    3/31/2007             6/29/2007                44                      25.9                     42.7
    6/30/2007             9/28/2007                72.39                   33.75                    70.03
    9/29/2007            12/31/2007                90.95                   47.68                    50.64

     1/1/2008             3/31/2008                52.49                   33                       40.43
     4/1/2008              6/6/2008                47.95                   38.26                    39.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Alpha Natural Resouraces Inc (ANR)
                                (Feb-05 - Feb-08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                30.5                    19                       28.67
     4/1/2005             6/30/2005                29.5                    22                       23.88
     7/1/2005             9/30/2005                32.73                   23.83                    30.04
    10/1/2005            12/30/2005                30.47                   18.7                     19.21

     1/1/2006             3/31/2006                23.6                    19.25                    23.14
     4/1/2006             6/30/2006                27.46                   17.88                    19.62
     7/1/2006             9/29/2006                20.18                   14.41                    15.76
    9/30/2006            12/29/2006                17.07                   14.09                    14.23

     1/1/2007             3/30/2007                15.85                   12.32                    15.63
    3/31/2007             6/29/2007                21.07                   15.43                    20.79
    6/30/2007             9/28/2007                23.5                    15.92                    23.23
    9/29/2007            12/31/2007                35.2                    22.78                    32.48

     1/1/2008             3/31/2008                44.58                   21.92                    43.44
     4/1/2008              6/6/2008                89.78                   40.05                    86.95


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                13.1096                  9.7719                  13.1049
     7/1/2004             9/30/2004                14.1441                 11.8761                  13.9265
    10/1/2004            12/31/2004                20.3163                 12.6438                  18.9377

     1/1/2005             3/31/2005                23.8459                 17.2009                  21.7019
     4/1/2005             6/30/2005                26.4252                 18.4204                  24.3608
     7/1/2005             9/30/2005                40.2814                 24.3467                  39.4856
    10/1/2005            12/30/2005                40.7027                 32.9695                  38.5822

     1/1/2006             3/31/2006                49.185                  38.6056                  47.1955
     4/1/2006             6/30/2006                71.4252                 43.8251                  52.195
     7/1/2006             9/29/2006                56.0804                 30.8395                  34.4347
    9/30/2006            12/29/2006                45.4916                 31.8787                  37.8332

     1/1/2007             3/30/2007                41.756                  33.8916                  37.674
    3/31/2007             6/29/2007                52.2044                 37.4119                  45.295
    6/30/2007             9/28/2007                47.7385                 35.9701                  44.8175
    9/29/2007            12/31/2007                62.55                   44.4898                  61.64

     1/1/2008             3/31/2008                63.97                   42.05                    51
     4/1/2008              6/6/2008                81.10                   49.38                    77.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Continental Resources Inc/OK (CLR)
                                (May-07 - May-08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                 N/A                     N/A                      N/A

     1/1/2006             3/31/2006                 N/A                     N/A                      N/A
     4/1/2006             6/30/2006                 N/A                     N/A                      N/A
     7/1/2006             9/29/2006                 N/A                     N/A                      N/A
    9/30/2006            12/29/2006                 N/A                     N/A                      N/A

     1/1/2007             3/30/2007                 N/A                     N/A                      N/A
    3/31/2007             6/29/2007                16.4                    14                       16
    6/30/2007             9/28/2007                18.97                   14.11                    18.14
    9/29/2007            12/31/2007                27.62                   18.05                    26.13

     1/1/2008             3/31/2008                32.06                   20.55                    31.89
     4/1/2008              6/6/2008                75.90                   30.55                    74.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Encore Acquisition Co (EAC)
                                (Mar-01 - Mar-08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                21                      16.54                    18.6
     7/1/2004             9/30/2004                23.1667                 16.9933                  23
    10/1/2004            12/31/2004                24.5867                 20.3733                  23.2733

     1/1/2005             3/31/2005                30.48                   21.44                    27.5333
     4/1/2005             6/30/2005                29.6333                 22.12                    27.3333
     7/1/2005             9/30/2005                39.48                   27.4                     38.85
    10/1/2005            12/30/2005                39.37                   29.69                    32.04

     1/1/2006             3/31/2006                36.84                   28.16                    31
     4/1/2006             6/30/2006                32.59                   22.75                    26.83
     7/1/2006             9/29/2006                30.97                   22.63                    24.34
    9/30/2006            12/29/2006                27.62                   22.45                    24.53

     1/1/2007             3/30/2007                26.5                    21.74                    24.19
    3/31/2007             6/29/2007                29.96                   24.21                    27.8
    6/30/2007             9/28/2007                33                      25.79                    31.65
    9/29/2007            12/31/2007                38.55                   30.59                    33.37

     1/1/2008             3/31/2008                40.74                   26.1                     40.28
     4/1/2008              6/6/2008                75.27                   38.45                    71.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Motors Corp (GM)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                50.04                   42.88                    46.59
     7/1/2004             9/30/2004                46.93                   40.53                    42.48
    10/1/2004            12/31/2004                43.29                   36.9                     40.06

     1/1/2005             3/31/2005                40.8                    27.98                    29.39
     4/1/2005             6/30/2005                36.65                   24.67                    34
     7/1/2005             9/30/2005                37.7                    30.21                    30.61
    10/1/2005            12/30/2005                31.5                    18.33                    19.42

     1/1/2006             3/31/2006                24.6                    18.47                    21.27
     4/1/2006             6/30/2006                30.56                   19                       29.79
     7/1/2006             9/29/2006                33.64                   27.12                    33.26
    9/30/2006            12/29/2006                36.56                   28.49                    30.72

     1/1/2007             3/30/2007                37.24                   28.81                    30.64
    3/31/2007             6/29/2007                38.66                   28.86                    37.8
    6/30/2007             9/28/2007                38.27                   29.1                     36.7
    9/29/2007            12/31/2007                43.2                    24.5                     24.89

     1/1/2008             3/31/2008                29.28                   17.47                    19.05
     4/1/2008              6/6/2008                24.24                   16.20                    16.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Medarex Inc (MEDX)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                11.13                    6.51                     7.29
     7/1/2004             9/30/2004                 8.41                    4.37                     7.38
    10/1/2004            12/31/2004                11.55                    7.06                    10.78

     1/1/2005             3/31/2005                10.97                    6.88                     7.13
     4/1/2005             6/30/2005                 8.82                    6.65                     8.3
     7/1/2005             9/30/2005                10.5                     8.22                     9.52
    10/1/2005            12/30/2005                14.35                    7.45                    13.85

     1/1/2006             3/31/2006                16.07                   12.23                    13.22
     4/1/2006             6/30/2006                13.01                    8.5124                   9.61
     7/1/2006             9/29/2006                11.41                    8.72                    10.75
    9/30/2006            12/29/2006                16.23                   10.42                    14.79

     1/1/2007             3/30/2007                15.03                   11.3                     12.94
    3/31/2007             6/29/2007                16.59                   12.69                    14.29
    6/30/2007             9/28/2007                18.23                   13.79                    14.16
    9/29/2007            12/31/2007                15.1                    10.05                    10.42

     1/1/2008             3/31/2008                10.61                    7.7                      8.85
     4/1/2008              6/6/2008                 9.35                    6.88                     8.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 8.91                    5.9225                   7.0175
     7/1/2004             9/30/2004                 9.025                   6.65                     8.8125
    10/1/2004            12/31/2004                10.1425                  8.45                     9.945

     1/1/2005             3/31/2005                12.55                    9.3025                  11.045
     4/1/2005             6/30/2005                13.3175                 10.04                    13.0325
     7/1/2005             9/30/2005                18.55                   12.3375                  17.8725
    10/1/2005            12/30/2005                18.4868                 14.5075                  17.8175

     1/1/2006             3/31/2006                23.7425                 18.165                   21.6675
     4/1/2006             6/30/2006                26.8625                 17.25                    22.3275
     7/1/2006             9/29/2006                24.0925                 18.445                   20.9575
    9/30/2006            12/29/2006                25.7475                 19.3125                  25.7475

     1/1/2007             3/30/2007                25.955                  20.69                    24.8775
    3/31/2007             6/29/2007                31.1825                 24.63                    30.3175
    6/30/2007             9/28/2007                38.56                   24.375                   37.75
    9/29/2007            12/31/2007                59.58                   36.425                   57.62

     1/1/2008             3/31/2008                62.74                   44.345                   51.055
     4/1/2008              6/6/2008                77.61                   50.465                   68.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Compania Vale do Rio Doce S.A. (RIO)
                                (Mar-02 - Mar-08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 4.7617                  3.4417                   3.9625
     7/1/2004             9/30/2004                 5.6875                  3.85                     5.6175
    10/1/2004            12/31/2004                 7.3125                  5.06                     7.2525

     1/1/2005             3/31/2005                 9.1525                  6.3575                   7.9025
     4/1/2005             6/30/2005                 8.25                    6.255                    7.32
     7/1/2005             9/30/2005                11.23                    7.275                   10.965
    10/1/2005            12/30/2005                11.4875                  9.1738                  10.285

     1/1/2006             3/31/2006                12.8975                 10.395                   12.1325
     4/1/2006             6/30/2006                14.55                    9.815                   12.02
     7/1/2006             9/29/2006                12.27                    9.58                    10.78
    9/30/2006            12/29/2006                15.23                   10.34                    14.87

     1/1/2007             3/30/2007                19.025                  13.53                    18.495
    3/31/2007             6/29/2007                23.855                  18.435                   22.275
    6/30/2007             9/28/2007                34.61                   17                       33.93
    9/29/2007            12/31/2007                38.32                   29.9                     32.67

     1/1/2008             3/31/2008                37.54                   24                       34.64
     4/1/2008              6/6/2008                44.15                   34.16                    37.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                    Compania Siderurgica Nacional S.A. (SID)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 5.9333                  3.1017                   4.0533
     7/1/2004             9/30/2004                 5.2767                  4.0133                   5.1767
    10/1/2004            12/31/2004                 6.4667                  4.5233                   6.3733

     1/1/2005             3/31/2005                 8.95                    5.5467                   8.0333
     4/1/2005             6/30/2005                 8.1667                  5.2833                   5.3833
     7/1/2005             9/30/2005                 7.88                    4.9333                   7.74
    10/1/2005            12/30/2005                 7.8267                  5.7833                   7.1333

     1/1/2006             3/31/2006                10.65                    6.9833                  10.4733
     4/1/2006             6/30/2006                12.5767                  8.2033                  10.7333
     7/1/2006             9/29/2006                11.15                    8.6167                   9.4767
    9/30/2006            12/29/2006                11.25                    9.2467                   9.9933

     1/1/2007             3/30/2007                14.42                    9.1667                  14.28
    3/31/2007             6/29/2007                18.34                   14.0333                  17.24
    6/30/2007             9/28/2007                23.7233                 13.6433                  23.5067
    9/29/2007            12/31/2007                30.7067                 22.27                    29.8567

     1/1/2008             3/31/2008                41.98                   24.32                    35.99
     4/1/2008              6/6/2008                52.46                   35.5101                  48.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Cable Corp (BGC)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 8.77                    6.79                     8.55
     7/1/2004             9/30/2004                11.14                    7.95                    10.64
    10/1/2004            12/31/2004                14.1                     9.59                    13.85

     1/1/2005             3/31/2005                13.86                   11.1                     12.07
     4/1/2005             6/30/2005                15.1                    11.41                    14.83
     7/1/2005             9/30/2005                17.25                   14.2                     16.8
    10/1/2005            12/30/2005                20.84                   14.66                    19.7

     1/1/2006             3/31/2006                30.99                   19.58                    30.33
     4/1/2006             6/30/2006                38.1499                 26.1                     35
     7/1/2006             9/29/2006                39.85                   28.87                    38.21
    9/30/2006            12/29/2006                45.41                   37.04                    43.71

     1/1/2007             3/30/2007                55.66                   42.25                    53.43
    3/31/2007             6/29/2007                79.23                   51.82                    75.75
    6/30/2007             9/28/2007                84.95                   48.16                    67.12
    9/29/2007            12/31/2007                83.5                    62.16                    73.28

     1/1/2008             3/31/2008                73.93                   47.88                    59.07
     4/1/2008              6/6/2008                75                      59.31                    67.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Cal-Maine Foods Inc (CALM)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                17.865                  10.21                    14
     7/1/2004             9/30/2004                16.49                    9.8                     10.97
    10/1/2004            12/31/2004                14.93                    9.91                    12.09

     1/1/2005             3/31/2005                12.84                    7.37                     7.86
     4/1/2005             6/30/2005                 8.29                    5.55                     6.05
     7/1/2005             9/30/2005                 7.01                    5.8                      6.3
    10/1/2005            12/30/2005                 7.44                    5.75                     6.79

     1/1/2006             3/31/2006                 7.9                     6.03                     7.27
     4/1/2006             6/30/2006                 7.75                    6.55                     6.87
     7/1/2006             9/29/2006                 7.58                    6.29                     6.63
    9/30/2006            12/29/2006                 8.94                    6.14                     8.58

     1/1/2007             3/30/2007                14.49                    8.3                     13.45
    3/31/2007             6/29/2007                16.78                   11.6                     16.38
    6/30/2007             9/28/2007                25.63                   13.88                    25.24
    9/29/2007            12/31/2007                31.45                   21.04                    26.53

     1/1/2008             3/31/2008                40.75                   20.75                    33.38
     4/1/2008              6/6/2008                35.33                   26.6                     33.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Diana Shipping Inc (DSX)
                                (Mar-05 - Mar-08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2004             3/31/2005                18.2                    15.5                     16.54
     4/1/2005             6/30/2005                17.2                    13                       14.64
     7/1/2005             9/30/2005                16.9                    12.32                    16.5
    10/1/2005            12/30/2005                16.99                   11.4                     12.86

     1/1/2006             3/31/2006                13.59                   11.09                    12.11
     4/1/2006             6/30/2006                12.59                    9.5                     10.75
     7/1/2006             9/29/2006                14.15                   10                       13.33
    9/30/2006            12/29/2006                15.95                   13.09                    15.81

     1/1/2007             3/30/2007                20.79                   15.71                    17.61
    3/31/2007             6/29/2007                23.15                   17.51                    22.4
    6/30/2007             9/28/2007                29.68                   19.5                     28.5
    9/29/2007            12/31/2007                45.15                   26.8                     31.46

     1/1/2008             3/31/2008                32.11                   20.15                    26.32
     4/1/2008              6/6/2008                41.1                    25.92                    33.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Halliburton Co (HAL)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                16.175                  13.675                   15.13
     7/1/2004             9/30/2004                16.99                   13.225                   16.845
    10/1/2004            12/31/2004                20.845                  16.54                    19.62

     1/1/2005             3/31/2005                22.645                  18.59                    21.625
     4/1/2005             6/30/2005                24.695                  19.825                   23.91
     7/1/2005             9/30/2005                34.89                   22.88                    34.26
    10/1/2005            12/30/2005                34.685                  27.35                    30.98

     1/1/2006             3/31/2006                41.195                  31.35                    36.51
     4/1/2006             6/30/2006                41.985                  33.925                   37.105
     7/1/2006             9/29/2006                37.93                   27.35                    28.45
    9/30/2006            12/29/2006                34.3                    26.33                    31.05

     1/1/2007             3/30/2007                32.72                   27.65                    31.74
    3/31/2007             6/29/2007                37.2                    30.99                    34.5
    6/30/2007             9/28/2007                39.17                   30.81                    38.4
    9/29/2007            12/31/2007                41.95                   34.42                    37.91

     1/1/2008             3/31/2008                39.98                   30                       39.33
     4/1/2008              6/6/2008                51.12                   38.56                    49.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       IntercontinentalExchange Inc (ICE)
                                (Nov-05 - Nov-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                44.21                   26                       36.35

     1/1/2006             3/31/2006                73.59                   36                       69.05
     4/1/2006             6/30/2006                82.4                    45.27                    57.94
     7/1/2006             9/29/2006                77.919                  51.77                    75.07
    9/30/2006            12/29/2006               113.85                   72.15                   107.9

     1/1/2007             3/30/2007               167                     108.15                   122.21
    3/31/2007             6/29/2007               162.47                  120.56                   147.85
    6/30/2007             9/28/2007               174.15                  117.25                   151.9
    9/29/2007            12/31/2007               194.92                  151.76                   192.5

     1/1/2008             3/31/2008               193.87                  110.25                   130.5
     4/1/2008              6/6/2008               167.284                 128.11                   128.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Leucadia National Corporation (LUK)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                18.87                   15.0167                  16.5667
     7/1/2004             9/30/2004                18.89                   16.1167                  18.8833
    10/1/2004            12/31/2004                23.5                    18.75                    23.16

     1/1/2005             3/31/2005                23.325                  16.2                     17.175
     4/1/2005             6/30/2005                20.605                  16.455                   19.315
     7/1/2005             9/30/2005                22.455                  18.9                     21.55
    10/1/2005            12/30/2005                24.64                   20.045                   23.73

     1/1/2006             3/31/2006                29.9314                 23.26                    29.83
     4/1/2006             6/30/2006                32.6201                 27.67                    29.19
     7/1/2006             9/29/2006                29.31                   25.07                    26.17
    9/30/2006            12/29/2006                29.35                   25.52                    28.2

     1/1/2007             3/30/2007                30.65                   26.52                    29.42
    3/31/2007             6/29/2007                37.22                   29.19                    35.25
    6/30/2007             9/28/2007                49.89                   35.38                    48.22
    9/29/2007            12/31/2007                52.669                  42.41                    47.1

     1/1/2008             3/31/2008                47.92                   39.5301                  45.22
     4/1/2008              6/6/2008                56.9                    45.72                    50.41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Monsanto Company (MON)
                                (Oct-00 - Oct-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                19.25                   15.68                    19.25
     7/1/2004             9/30/2004                19.05                   17.075                   18.21
    10/1/2004            12/31/2004                28.22                   17.625                   27.775

     1/1/2005             3/31/2005                32.51                   25                       32.25
     4/1/2005             6/30/2005                34.4                    27.755                   31.435
     7/1/2005             9/30/2005                34.615                  27.8                     31.375
    10/1/2005            12/30/2005                39.925                  28.19                    38.765

     1/1/2006             3/31/2006                44.18                   39.095                   42.375
     4/1/2006             6/30/2006                44.88                   37.905                   42.095
     7/1/2006             9/29/2006                48.45                   40.925                   47.01
    9/30/2006            12/29/2006                53.49                   42.75                    52.53

     1/1/2007             3/30/2007                57.08                   49.1                     54.96
    3/31/2007             6/29/2007                68.81                   54.34                    67.54
    6/30/2007             9/28/2007                86.9                    58.5                     85.74
    9/29/2007            12/31/2007               116.25                   82.51                   111.69

     1/1/2008             3/31/2008               129.28                   90.5                    111.5
     4/1/2008              6/6/2008               140.44                  104.6                    135.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Sirius Satellite Radio Inc. (SIRI)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                              Price of the             Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004                4.171                    2.83                     3.08
     7/1/2004             9/30/2004                3.22                     2.01                     3.2
    10/1/2004            12/31/2004                9.43                     3.12                     7.62

     1/1/2005             3/31/2005                7.85                     5.13                     5.62
     4/1/2005             6/30/2005                6.795                    4.357                    6.48
     7/1/2005             9/30/2005                7.61                     6.2                      6.54
    10/1/2005            12/30/2005                7.98                     5.7                      6.7

     1/1/2006             3/31/2006                6.82                     4.36                     5.07
     4/1/2006             6/30/2006                5.57                     3.6                      4.75
     7/1/2006             9/29/2006                4.77                     3.62                     3.92
    9/30/2006            12/29/2006                4.37                     3.5                      3.54

     1/1/2007             3/30/2007                4.26                     3.18                     3.2
    3/31/2007             6/29/2007                3.25                     2.66                     3.02
    6/30/2007             9/28/2007                3.59                     2.71                     3.49
    9/29/2007            12/31/2007                3.94                     2.76                     3.03

     1/1/2008             3/31/2008                3.89                     2.51                     2.86
     4/1/2008              6/6/2008                2.92                     2.36                     2.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Advanced Micro Devices, Inc. (AMD)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                17.6                    13.65                    15.9
     7/1/2004             9/30/2004                15.9                    10.76                    13
    10/1/2004            12/31/2004                24.95                   13.09                    22.02

     1/1/2005             3/31/2005                22.3                    14.63                    16.12
     4/1/2005             6/30/2005                18.34                   14.08                    17.34
     7/1/2005             9/30/2005                25.75                   17.22                    25.2
    10/1/2005            12/30/2005                31.84                   20.22                    30.6

     1/1/2006             3/31/2006                42.7                    30.88                    33.16
     4/1/2006             6/30/2006                35.75                   23.46                    24.42
     7/1/2006             9/29/2006                27.9                    16.9                     24.85
    9/30/2006            12/29/2006                25.69                   19.9                     20.35

     1/1/2007             3/30/2007                20.63                   12.96                    13.06
    3/31/2007             6/29/2007                15.95                   12.6                     14.3
    6/30/2007             9/28/2007                16.19                   11.27                    13.2
    9/29/2007            12/31/2007                14.73                    7.26                     7.5

     1/1/2008             3/31/2008                 8.08                    5.31                     5.89
     4/1/2008              6/6/2008                 7.79                    5.61                     7.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Celgene Corporation (CELG)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                15.15                   11.25                    14.315
     7/1/2004             9/30/2004                15.045                  11.6625                  14.5575
    10/1/2004            12/31/2004                16.29                   12.875                   13.26

     1/1/2005             3/31/2005                17.62                   12.35                    17.025
     4/1/2005             6/30/2005                21.615                  16.605                   20.35
     7/1/2005             9/30/2005                29.41                   19.775                   27.16
    10/1/2005            12/30/2005                32.68                   22.59                    32.4

     1/1/2006             3/31/2006                44.22                   31.505                   44.22
     4/1/2006             6/30/2006                48.4                    36.02                    47.43
     7/1/2006             9/29/2006                49.41                   39.31                    43.3
    9/30/2006            12/29/2006                60.12                   41.68                    57.53

     1/1/2007             3/30/2007                58.6                    49.46                    52.46
    3/31/2007             6/29/2007                66.95                   52.4                     57.33
    6/30/2007             9/28/2007                72.23                   56.5                     71.31
    9/29/2007            12/31/2007                75.44                   41.26                    46.21

     1/1/2008             3/31/2008                62.2                    46.07                    61.29
     4/1/2008              6/6/2008                65.9                    56.88                    61.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Dynergy Inc. (DYN)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 4.5                     3.67                     4.26
     7/1/2004             9/30/2004                 5.05                    3.91                     4.99
    10/1/2004            12/31/2004                 6.09                    4.21                     4.62

     1/1/2005             3/31/2005                 4.87                    3.52                     3.91
     4/1/2005             6/30/2005                 5.15                    3.21                     4.86
     7/1/2005             9/30/2005                 5.7                     4.29                     4.71
    10/1/2005            12/30/2005                 5.14                    4.06                     4.84

     1/1/2006             3/31/2006                 5.81                    4.53                     4.8
     4/1/2006             6/30/2006                 5.65                    4.5                      5.47
     7/1/2006             9/29/2006                 6.38                    5.01                     5.54
    9/30/2006            12/29/2006                 7.32                    5.35                     7.24

     1/1/2007             3/30/2007                 9.74                    6.47                     9.26
    3/31/2007             6/29/2007                10.95                    8.9                      9.44
    6/30/2007             9/28/2007                10.66                    7.27                     9.24
    9/29/2007            12/31/2007                 9.6                     7.01                     7.14

     1/1/2008             3/31/2008                 8.33                    5.67                     7.89
     4/1/2008              6/6/2008                 9.92                    7.89                     9.04


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Foster Wheeler Ltd. (FWLT)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                18.3                    10.8                     14
     7/1/2004             9/30/2004                14                       4.4                      4.7
    10/1/2004            12/31/2004                 8.5                     4.2                      7.935

     1/1/2005             3/31/2005                 9.825                   6.2                      8.7
     4/1/2005             6/30/2005                 9.885                   6.425                    9.83
     7/1/2005             9/30/2005                15.72                    9.67                    15.445
    10/1/2005            12/30/2005                18.945                  13.13                    18.39

     1/1/2006             3/31/2006                26.85                   17.9913                  23.655
     4/1/2006             6/30/2006                26.44                   17.43                    21.6
     7/1/2006             9/29/2006                22.43                   16.005                   19.295
    9/30/2006            12/29/2006                28.465                  19.025                   27.57

     1/1/2007             3/30/2007                29.795                  23.25                    29.195
    3/31/2007             6/29/2007                55.185                  28.965                   53.495
    6/30/2007             9/28/2007                68.394                  42.165                   65.64
    9/29/2007            12/31/2007                84.235                  63.24                    77.51

     1/1/2008             3/31/2008                85.65                   46.05                    56.62
     4/1/2008              6/6/2008                79.97                   55.86                    75.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       The Goldman Sachs Group, Inc. (GS)
                                (May-99 - May-08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004               107.5                    87.68                    94.16
     7/1/2004             9/30/2004                94.96                   83.29                    93.24
    10/1/2004            12/31/2004               110.88                   90.74                   104.04

     1/1/2005             3/31/2005               113.93                  101.79                   109.99
     4/1/2005             6/30/2005               114.25                   94.75                   102.02
     7/1/2005             9/30/2005               121.7                   102.02                   121.58
    10/1/2005            12/30/2005               134.99                  110.23                   127.71

     1/1/2006             3/31/2006               159.63                  124.23                   156.96
     4/1/2006             6/30/2006               169.31                  136.79                   150.43
     7/1/2006             9/29/2006               171.15                  138.97                   169.17
    9/30/2006            12/29/2006               206.7                   168.51                   199.35

     1/1/2007             3/30/2007               222.75                  189.85                   206.63
    3/31/2007             6/29/2007               233.97                  203.29                   216.75
    6/30/2007             9/28/2007               225.77                  157.38                   216.74
    9/29/2007            12/31/2007               250.7                   196.9                    215.05

     1/1/2008             3/31/2008               215.05                  140.27                   165.39
     4/1/2008              6/6/2008               203.39                  161.68                   169.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       International Game Technology (IGT)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                47.12                   33.39                    38.6
     7/1/2004             9/30/2004                39.22                   28.2176                  35.95
    10/1/2004            12/31/2004                37.12                   30.8                     34.38

     1/1/2005             3/31/2005                34.63                   26.14                    26.66
     4/1/2005             6/30/2005                30.64                   24.2                     28.15
     7/1/2005             9/30/2005                29.55                   26.31                    27
    10/1/2005            12/30/2005                31.29                   25.4401                  30.78

     1/1/2006             3/31/2006                37.18                   30.12                    35.22
     4/1/2006             6/30/2006                39.39                   34.71                    37.94
     7/1/2006             9/29/2006                42.34                   35.48                    41.5
    9/30/2006            12/29/2006                46.76                   40.49                    46.2

     1/1/2007             3/30/2007                48.79                   37.89                    40.38
    3/31/2007             6/29/2007                42                      36.8                     39.7
    6/30/2007             9/28/2007                43.34                   33.57                    43.1
    9/29/2007            12/31/2007                45.72                   40.34                    43.93

     1/1/2008             3/31/2008                49.41                   35.8                     40.21
     4/1/2008              6/6/2008                41.87                   33.27                    33.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Lowe's Companies Inc. (LOW)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                28.15                   24.05                    26.275
     7/1/2004             9/30/2004                27.5                    22.95                    27.175
    10/1/2004            12/31/2004                30.27                   26.945                   28.795

     1/1/2005             3/31/2005                29.985                  27.535                   28.545
     4/1/2005             6/30/2005                29.995                  25.36                    29.11
     7/1/2005             9/30/2005                34.475                  28.5                     32.2
    10/1/2005            12/30/2005                34.85                   28.915                   33.33

     1/1/2006             3/31/2006                34.825                  30.58                    32.22
     4/1/2006             6/30/2006                33.48                   29.5                     30.335
     7/1/2006             9/29/2006                31.15                   26.15                    28.06
    9/30/2006            12/29/2006                31.98                   27.85                    31.15

     1/1/2007             3/30/2007                35.74                   29.87                    31.49
    3/31/2007             6/29/2007                33.19                   30.35                    30.69
    6/30/2007             9/28/2007                32.53                   25.98                    28.02
    9/29/2007            12/31/2007                31.72                   21.01                    22.62

     1/1/2008             3/31/2008                26.87                   19.94                    22.94
     4/1/2008              6/6/2008                27.18                   23.02                    23.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Quanta Services, Inc. (PWR)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 7.24                    4.83                     6.22
     7/1/2004             9/30/2004                 7.45                    5.27                     6.05
    10/1/2004            12/31/2004                 8.29                    5.7                      8

     1/1/2005             3/31/2005                 9                       7.18                     7.63
     4/1/2005             6/30/2005                 9.64                    7.5                      8.8
     7/1/2005             9/30/2005                13.14                    8.78                    12.76
    10/1/2005            12/30/2005                14.97                   10.91                    13.17

     1/1/2006             3/31/2006                16.09                   12.24                    16.02
     4/1/2006             6/30/2006                18.92                   14.47                    17.33
     7/1/2006             9/29/2006                18.02                   14.4                     16.86
    9/30/2006            12/29/2006                20.05                   16.32                    19.67

     1/1/2007             3/30/2007                26.04                   18.66                    25.22
    3/31/2007             6/29/2007                32.11                   25.27                    30.67
    6/30/2007             9/28/2007                32.58                   23.36                    26.45
    9/29/2007            12/31/2007                33.42                   23.58                    26.24

     1/1/2008             3/31/2008                26.77                   18.38                    23.17
     4/1/2008              6/6/2008                32.08                   23.4                     31.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Research In Motion Limited (RIMM)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                23.0867                 14.1683                  22.8167
     7/1/2004             9/30/2004                25.81                   17.4163                  25.4467
    10/1/2004            12/31/2004                34.52                   24.0567                  27.4733

     1/1/2005             3/31/2005                27.88                   20.0933                  25.4733
     4/1/2005             6/30/2005                28.1833                 20.6233                  24.5967
     7/1/2005             9/30/2005                27.4967                 22.3733                  22.7667
    10/1/2005            12/30/2005                23.15                   17                       22.0033

     1/1/2006             3/31/2006                30.1767                 20.95                    28.2933
     4/1/2006             6/30/2006                29.37                   20.3433                  23.2567
     7/1/2006             9/29/2006                34.8333                 20.7067                  34.2167
    9/30/2006            12/29/2006                47.5533                 32.9167                  42.5933

     1/1/2007             3/30/2007                49.0167                 39.9167                  45.4967
    3/31/2007             6/29/2007                66.86                   42.9333                  66.6633
    6/30/2007             9/28/2007               100.98                   61.54                    98.55
    9/29/2007            12/31/2007               137.01                   95.02                   113.4

     1/1/2008             3/31/2008               118.35                   80.2                    112.23
     4/1/2008              6/6/2008               144.5                   111.9                    131.41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Terex Corporation (TEX)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                19.6                    14.01                    17.065
     7/1/2004             9/30/2004                21.96                   15.97                    21.7
    10/1/2004            12/31/2004                24.115                  16.35                    23.825

     1/1/2005             3/31/2005                24.505                  18.82                    21.65
     4/1/2005             6/30/2005                21.995                  17.92                    19.7
     7/1/2005             9/30/2005                26.125                  19.565                   24.715
    10/1/2005            12/30/2005                31.215                  24.525                   29.7

     1/1/2006             3/31/2006                40.825                  29.575                   39.62
     4/1/2006             6/30/2006                51.57                   37.55                    49.35
     7/1/2006             9/29/2006                50.89                   37.69                    45.22
    9/30/2006            12/29/2006                66.52                   45.11                    64.58

     1/1/2007             3/30/2007                73.25                   54.75                    71.76
    3/31/2007             6/29/2007                86.99                   70.6                     81.3
    6/30/2007             9/28/2007                96.94                   66.24                    89.02
    9/29/2007            12/31/2007                90.75                   56.2                     65.57

     1/1/2008             3/31/2008                72.15                   46.5                     62.5
     4/1/2008              6/6/2008                76.25                   62.34                    67.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Wells Fargo & Company (WFC)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                29.86                   27.16                    28.615
     7/1/2004             9/30/2004                29.93                   28.06                    29.815
    10/1/2004            12/31/2004                32.02                   28.775                   31.075

     1/1/2005             3/31/2005                31.375                  29.075                   29.9
     4/1/2005             6/30/2005                31.11                   28.885                   30.79
     7/1/2005             9/30/2005                31.435                  29                       29.285
    10/1/2005            12/30/2005                32.35                   28.81                    31.415

     1/1/2006             3/31/2006                32.755                  30.31                    31.935
     4/1/2006             6/30/2006                34.855                  31.9                     33.54
     7/1/2006             9/29/2006                36.89                   33.355                   36.18
    9/30/2006            12/29/2006                36.99                   34.9                     35.56

     1/1/2007             3/30/2007                36.64                   33.01                    34.43
    3/31/2007             6/29/2007                36.49                   33.93                    35.17
    6/30/2007             9/28/2007                37.99                   32.66                    35.62
    9/29/2007            12/31/2007                37.78                   29.29                    30.19

     1/1/2008             3/31/2008                34.56                   24.38                    29.1
     4/1/2008              6/6/2008                32.4                    25.32                    25.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 AAR Corp. (AIR)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                12.92                    8.62                    11.35
     7/1/2004             9/30/2004                13.99                    8.86                    12.45
    10/1/2004            12/31/2004                14.75                   10.51                    13.62

     1/1/2005             3/31/2005                15.33                   10.6                     13.6
     4/1/2005             6/30/2005                16.92                   12.52                    15.71
     7/1/2005             9/30/2005                18.45                   15.06                    17.18
    10/1/2005            12/30/2005                25.45                   14.95                    23.95

     1/1/2006             3/31/2006                29.26                   22.98                    28.48
     4/1/2006             6/30/2006                29.32                   19.4                     22.23
     7/1/2006             9/29/2006                25.92                   20.08                    23.84
    9/30/2006            12/29/2006                29.8                    23.11                    29.19

     1/1/2007             3/30/2007                32.9                    27.23                    27.56
    3/31/2007             6/29/2007                34.83                   27.33                    33.01
    6/30/2007             9/28/2007                34.95                   28.21                    30.34
    9/29/2007            12/31/2007                39.42                   28.88                    38.03

     1/1/2008             3/31/2008                38.49                   22.97                    27.27
     4/1/2008              6/6/2008                27.77                   15.84                    15.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Amazon.com, Inc. (AMZN)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                54.7                    40.55                    54.4
     7/1/2004             9/30/2004                54.04                   34.85                    40.86
    10/1/2004            12/31/2004                45.68                   33                       44.29

     1/1/2005             3/31/2005                45.44                   32.82                    34.27
     4/1/2005             6/30/2005                36.99                   30.6                     33.09
     7/1/2005             9/30/2005                46.97                   32.79                    45.3
    10/1/2005            12/30/2005                50.001                  38.72                    47.15

     1/1/2006             3/31/2006                48.58                   35.1391                  36.53
     4/1/2006             6/30/2006                38.84                   31.52                    38.68
     7/1/2006             9/29/2006                38.62                   25.76                    32.12
    9/30/2006            12/29/2006                43.25                   30.58                    39.46

     1/1/2007             3/30/2007                42                      36.3                     39.79
    3/31/2007             6/29/2007                74.72                   39.55                    68.41
    6/30/2007             9/28/2007                94.26                   68.01                    93.15
    9/29/2007            12/31/2007               101.09                   76.5                     92.64

     1/1/2008             3/31/2008                97.43                   61.2                     71.3
     4/1/2008              6/6/2008                84.88                   70.65                    80.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Belden Inc. (BDC)
                                (Jul-04 - Jul-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                22.55                   18.75                    21.8
    10/1/2004            12/31/2004                24.48                   20.5                     23.2

     1/1/2005             3/31/2005                24.59                   18.93                    22.21
     4/1/2005             6/30/2005                23.41                   17.65                    21.2
     7/1/2005             9/30/2005                22.75                   19.08                    19.43
    10/1/2005            12/30/2005                26                      18.65                    24.43

     1/1/2006             3/31/2006                27.72                   23.92                    27.23
     4/1/2006             6/30/2006                33.55                   25.92                    33.05
     7/1/2006             9/29/2006                39.83                   28.45                    38.23
    9/30/2006            12/29/2006                41.7                    35.03                    39.09

     1/1/2007             3/30/2007                55.29                   37.16                    53.59
    3/31/2007             6/29/2007                59.61                   53.01                    55.35
    6/30/2007             9/28/2007                60                      41.4                     46.91
    9/29/2007            12/31/2007                59.48                   42.58                    44.5

     1/1/2008             3/31/2008                46                      33.04                    35.32
     4/1/2008              6/6/2008                42.97                   30.28                    40.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Chesapeake Energy Corporation (CHK)
                                (Jun-98 - Jun-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                15.05                   12.68                    14.72
     7/1/2004             9/30/2004                16.24                   13.69                    15.83
    10/1/2004            12/31/2004                18.31                   15.17                    16.5

     1/1/2005             3/31/2005                23.65                   15.06                    21.94
     4/1/2005             6/30/2005                24                      17.74                    22.8
     7/1/2005             9/30/2005                38.98                   22.9                     38.25
    10/1/2005            12/30/2005                40.2                    26.59                    31.73

     1/1/2006             3/31/2006                35.57                   27.75                    31.41
     4/1/2006             6/30/2006                33.79                   26.81                    30.25
     7/1/2006             9/29/2006                33.76                   28.06                    28.98
    9/30/2006            12/29/2006                34.27                   27.9                     29.05

     1/1/2007             3/30/2007                31.83                   27.27                    30.88
    3/31/2007             6/29/2007                37.75                   30.88                    34.6
    6/30/2007             9/28/2007                37.55                   31.38                    35.26
    9/29/2007            12/31/2007                41.19                   34.9                     39.2

     1/1/2008             3/31/2008                49.87                   34.42                    46.15
     4/1/2008              6/6/2008                60.60                   45.25                    58.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Google Inc. (GOOG)
                                (Aug-04 - Aug-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                135.02                   85                      129.6
    10/1/2004            12/31/2004                201.6                   128.9                    192.79

     1/1/2005             3/31/2005                216.8                   172.57                   180.51
     4/1/2005             6/30/2005                309.25                  179.84                   294.15
     7/1/2005             9/30/2005                320.95                  273.35                   316.46
    10/1/2005            12/30/2005                446.21                  290.685                  414.86

     1/1/2006             3/31/2006                475.11                  331.55                   390
     4/1/2006             6/30/2006                450.72                  360.57                   419.33
     7/1/2006             9/29/2006                427.89                  363.36                   401.9
    9/30/2006            12/29/2006                513                     398.19                   460.48

     1/1/2007             3/30/2007                513                     437                      458.16
    3/31/2007             6/29/2007                534.99                  452.12                   522.7
    6/30/2007             9/28/2007                571.79                  480.46                   567.27
    9/29/2007            12/31/2007                747.24                  569.61                   691.48

     1/1/2008             3/31/2008                697.37                  412.11                   440.47
     4/1/2008              6/6/2008                602.45                  441                      567


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            NII Holdings Inc. (NIHD)
                                (Nov-02 - Nov-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                20.975                  15.625                   16.845
     7/1/2004             9/30/2004                21.925                  16.535                   20.605
    10/1/2004            12/31/2004                23.88                   20.275                   23.725

     1/1/2005             3/31/2005                30.735                  23.59                    28.75
     4/1/2005             6/30/2005                32.205                  23.99                    31.97
     7/1/2005             9/30/2005                42.4                    31.535                   42.225
    10/1/2005            12/30/2005                48.23                   35.25                    43.68

     1/1/2006             3/31/2006                59.34                   42.8                     58.97
     4/1/2006             6/30/2006                67.18                   44.45                    56.38
     7/1/2006             9/29/2006                63.3399                 48.03                    62.16
    9/30/2006            12/29/2006                69.94                   61.22                    64.44

     1/1/2007             3/30/2007                76.35                   60.53                    74.18
    3/31/2007             6/29/2007                82.91                   74.19                    80.74
    6/30/2007             9/28/2007                90.43                   64.4                     82.15
    9/29/2007            12/31/2007                83.44                   42.5                     48.32

     1/1/2008             3/31/2008                52.72                   28.71                    31.78
     4/1/2008              6/6/2008                52.37                   32.04                    51.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about June 30, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                  June _, 2008